EXHIBIT 4.14

VARIATION TO SHARE SALE AGREEMENT

INTERNATIONAL RESOURCE MANAGEMENT CORPORATION LIMITED

BLADE ENERGY PTY LIMITED
IDFK INTERNATIONAL MANAGEMENT INC
MELIOR PTY LIMITED
SADAT NADERI
TERRI BIRGITTA ZADKO

AUSTRAL PACIFIC ENERGY (NZ) LIMITED

Barristers & Solicitors
Auckland & Wellington, New Zealand
www.simpsongrierson.com

AGREEMENT DATED	2007

PARTIES

1.	BLADE ENERGY PTY LIMITED a duly incorporated company having its registered office at 12 Cessna Drive, Jandakot, Perth 6164, Australia on behalf of the Christina Trust

IDFK INTERNATIONAL MANAGEMENT INC a duly incorporated company having its registered office at Level 20, Menara Standard Chartered, 30 Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia on behalf of the Gryphon Trust

MELIOR PTY LIMITED a duly incorporated company having its registered office at 10 Glen Iris Drive, Jandakot, Perth 6164, Australia on behalf of W F and H Shire Family Trust

SADAT NADERI of London, England

TERRI BIRGITTA ZADKO of Perth, Australia on behalf of the Nighthawk Trust

(together Vendors and each a Vendor)

2.	AUSTRAL PACIFIC ENERGY (NZ) LIMITED a duly incorporated company having its registered office at Level 3, 40 Johnson Street, Wellington or nominee (Purchaser)

BACKGROUND

A.

The Vendors and the Purchaser are parties to a Share Sale Agreement (Share Sale Agreement) dated 6 August 2007 whereby the Vendors agreed to sell and the Purchaser agreed to purchase all of the shares in International Resource Management Corporation Limited

B.

The Vendors and the Purchaser have now agreed to vary the terms of the Share Sale Agreement to clarify their intentions regarding the treatment of certain shareholder loans outstanding between the Vendors and International Resource Management Corporation Limited.

THE PARTIES AGREE THAT:

1.	DEFINITIONS

1.1	Definitions: In this Variation Agreement, terms which are defined in the Share Sale Agreement have the same meaning as given to those terms in the Share Sale Agreement.

2.	SHAREHOLDER LOANS

2.1	Existence of Shareholder Loans: The Vendors and the Purchaser acknowledge that:

(a)	as at 31 July 2007 the sum of $2,823,335 is owing by the Company to the Vendors, reflecting shareholder loans that have been made to the Company prior to that date (Shareholder Loans);

(b)	the purchase price of NZ$7,000,000 was agreed on the basis that there would be no outstanding loans to the Vendors as at Closing;

(c)	to achieve this intent, the Vendors will, on settlement, assign their interest in the Shareholder Loans to the Purchaser, so that the loans will be repayable to the Purchaser following Closing; and.

(d)	the existence of the Shareholder Loans does not constitute a breach of any of the Warranties.

2.2	Definition: Clause 1.1 of the Share Sale Agreement is hereby amended by adding the following definition:

“Shareholder Loans means those amounts advanced to the Company by the Vendors as shareholder loans which remain outstanding as at Closing, and which at 31 July 2007 totalled an amount of $2,823,335;”

2.3	Sale and Purchase: Clause 2.1 Clause 2.1 of the Share Sale Agreement is hereby amended to read as follows:

“2.1

Sale and Purchase: The Vendors agree to sell and transfer to the Purchaser, and the Purchaser agrees to purchase and take a transfer of, the Shares on the terms and conditions in this agreement. The Vendors agree to assign the Shareholder Loans to the Purchaser, and the Purchaser agrees to accept an assignment of the Shareholder Loans on the terms and conditions in this agreement.”

2.4	Purchase price: Clause 3.1 of the Share Sale Agreement is hereby amended to read as follows:

“3.1

Purchase price: The price payable by the Purchaser to the Vendors for the Shares (and the assignment of the Vendors’ interest in the Shareholder Loans) will be the Purchase Price. The Purchase Price is allocated as follows:

(a)	As to $2,823,335 for the assignment of the Shareholder Loans; and

(b)	As to the balance of $4,176,665 for the Shares.”

2.5	Pre-Closing: Clause 4.2 Share Sale Agreement is hereby amended by the addition of a new sub-clause (ba) immediately after sub-clause (b), which reads as follows:

“(ba)

Shareholder Loans: there will be no increase in the amount of the Shareholder Loans (above the amount of $2,823,335 provided for in the Accounts as at 31 July 2007) unless such increase is agreed in advance by the Purchaser;”

2.6	Closing: Clause 5.2 Share Sale Agreement is hereby amended by the addition of a new sub-clause (da) immediately after sub-clause (d), which reads as follows:

“(da)

Assignment of Shareholder Loans: a Deed of Assignment (in a form approved by the Purchaser), signed by the Vendors, assigning all of their rights and interest in the Shareholder Loans to the Purchaser with effect from Closing.”

3.	FUNDING OF CASH CALLS

3.1	Apportionment of Revenue and Expenses:

(a)

Clause 4.3 of the Share Sale Agreement records the allocation of revenue and expenses between the Purchaser and the Vendors during the period prior to, and after Closing. Under clause 4.3(b)(iii) the Purchaser willbe responsible for any cash calls made in respect of the Cardiff JVOA which are due for payment on or after 1 January 2007.

(b)

The Vendors acknowledge that the Purchaser has made available to the Company funds which have enabled the Company to meet certain cash calls since 1 January 2007 (such advances totaling $300,231 as at the date of this Variation Agreement).

(c)

The Vendors and Purchaser record their understanding that such funds (together with any further funds made available for a similar purpose prior to Closing) (Funding Advances) have been made available as a loan to the Company by the Purchaser, and will be recorded as such in the Company’s accounts.

(d) The Purchaser agrees and acknowledges that the existence of the Funding Advances does not constitute a breach of any of the Warranties.

4.	MISCELLANEOUS AMENDMENT

4.1

Taxation Warranty Claim Limitations: Clause 7.6 of the Share Sale Agreement is hereby amended so that the reference to “the income tax return for the year ending 31 July 2007” is replaced with the reference to “the income tax return for the year ending 31 December 2007”.

SIGNATURES

SIGNED by AUSTRAL PACIFIC ENERGY
(NZ) LIMITED as Purchaser by:

Full name of director/authorised signatory	Signature of director/authorised signatory

Full name of director/authorised signatory	Signature of director/authorised signatory

Witness:
(if other than two directors sign)

Signature of witness

Full name of witness

Occupation of witness

Address of witness

SIGNED by BLADE ENERGY LIMITED as a Vendor by its duly authorised attorney DEREK MICHAEL WILSHEE:

Signature

Witness:

Signature of witness

Full name of witness

Occupation of witness

Address of witness

SIGNED by IDFK INTERNATIONAL MANAGEMENT INC as a Vendor by its duly authorised attorney DEREK MICHAEL WILSHEE:

Signature

Witness:

Signature of witness

Full name of witness

Occupation of witness

Address of witness

SIGNED by MELIOR PTY LIMITED as a Vendor by its duly authorised attorney, JAMES ROBERT ZADKO:

Signature

Witness:

Signature of witness

Full name of witness

Occupation of witness

Address of witness

SIGNED by SADAT NADERI as a Vendor by his duly authorised attorney DEREK MICHAEL WILSHEE in the presence of:

Witness:

Signature of witness

Full name of witness

Occupation of witness

Address of witness

SIGNED by TERRI BIRGITTA ZADKO as a Vendor by her duly authorised attorney JAMES ROBERT ZADKO in the presence of:

Witness:

Signature of witness

Full name of witness

Occupation of witness

Address of witness

CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY

I, JAMES ROBERT ZADKO of Perth Australia, Chairman hereby certify:

1.	THAT by a deed dated 8 December 2006 MELIOR PTY LIMITED of Perth, Australia (Company) appointed me its attorney on the terms and subject to the conditions set out in that deed (Deed).

2.	THAT as at the date of this certificate, I have not received any notice or information of the revocation of this appointment by the liquidation, winding up or dissolution of the Company, or otherwise.

3.	THAT the documents to which this certificate is attached are authorised and contemplated by the Deed.

Date:	31/08/2007

James Robert Zadko

CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY

I, JAMES ROBERT ZADKO of Perth Australia, Chairman hereby certify:

1.	THAT by a deed dated 8 December 2006 TERRI BIRGETTA ZADKO of Perth, Australia (Grantor) appointed me her attorney on the terms and subject to the conditions set out in that deed (Deed).

2.	THAT as at the date of this certificate, I have not received any notice or information of the revocation of this appointment by the death of the Grantor or otherwise.

3.	THAT the documents to which this certificate is attached are authorised and contemplated by the Deed.

Date:	31/08/2007

James Robert Zadko

CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY

I, DEREK MICHAEL WILLSHEE of Perth Australia, Chief Executive hereby certify:

1.	THAT by a deed dated 8 December 2006 BLADE ENERGY PTY LIMITED of Perth, Australia (Company) appointed me its attorney on the terms and subject to the conditions set out in that deed (Deed).

2.	THAT as at the date of this certificate, I have not received any notice or information of the revocation of this appointment by the liquidation, winding up or dissolution of the Company, or otherwise.

3.	THAT the documents to which this certificate is attached are authorised and contemplated by the Deed.

Date:	31/08/2007

Derek Michael Willshee

CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY

I, DEREK MICHAEL WILLSHEE of Perth Australia, Chief Executive hereby certify:

1.

THAT by a deed dated 8 December 2006 IDFK INTERNATIONAL MANAGEMENT INC of Kuala Lumpur, Malaysia (Company) appointed me its attorney on the terms and subject to the conditions set out in that deed (Deed).

2.	THAT as at the date of this certificate, I have not received any notice or information of the revocation of this appointment by the liquidation, winding up or dissolution of the Company, or otherwise.

3.	THAT the documents to which this certificate is attached are authorised and contemplated by the Deed.

Date: 31/08/2007

Derek Michael Willshee

CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY

I, DEREK MICHAEL WILLSHEE of Perth Australia, Chief Executive hereby certify:

1.	THAT by a deed dated 8 December 2006 SADAT NADERI of London, England (Grantor) appointed me his attorney on the terms and subject to the conditions set out in that deed (Deed).

2.	THAT as at the date of this certificate, I have not received any notice or information of the revocation of this appointment by the death of the Grantor or otherwise

3.	THAT the documents to which this certificate is attached are authorised and contemplated by the Deed.

Date: 31/08/2007

Derek Michael Willshee